UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2025

BeyondSpring Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38024	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, West Side, 4th Floor Suite 410, Florham Park, New Jersey	07932
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 (646) 305-6387

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001 per share	BYSI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

BeyondSpring Inc. (the “Company”) has scheduled its 2025 annual meeting of shareholders (the “2025 Annual Meeting”) for September 15, 2025. The record date for the 2025 Annual Meeting is close of business on July 25, 2025. The Company will provide additional details regarding the exact time and location of the 2025 Annual Meeting in the Company’s proxy statement (the "Proxy Statement") for the 2025 Annual Meeting to be filed with the Securities and Exchange Commission prior to the 2025 Annual Meeting.

Shareholder proposals intended for inclusion in the Proxy Statement pursuant to Rule 14a-8 under the Exchange Act of 1934, as amended, must be received at the Company’s principal executive offices at 100 Campus Drive, West Side, 4th Floor, Suite 410, Florham Park, New Jersey 07932, no later than the close of business on July 14, 2025. Such shareholder proposals must also comply with the other requirements of Rule 14a-8 in order to be eligible for inclusion in the Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2025

BeyondSpring Inc.

By:	/s/ Lan Huang
Name:	Lan Huang
Title:	Chairperson and Chief Executive Officer